                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Cognex Corporation
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[Cognex LOGO]


                                                                  March 17, 1998

Dear Stockholder:

     As you know, Cognex has once again turned in record results; we reported both record revenues and record net income for the company in 1997. But breaking records is expected at Cognex. Over the years, your company has consistently turned in outstanding financial performance. The stock performance chart included in the Proxy Statement shows that Cognex's stock price has outperformed, by a wide margin, both the NASDAQ Stock Market and the NASDAQ Computer and Data Processing Sector over the last five years. Your management team and all Cognoids worldwide are very proud of what we have accomplished for our customers and our shareholders.

     In order to continue to deliver the outstanding results that you expect from Cognex, we need your help to ensure that in the future the best and the brightest will choose Cognex as their employer. Hiring, retaining and motivating the best people has become increasingly challenging in high-tech companies in America. As you know, unemployment is at a 20 year low, and in the high-tech sector it is virtually zero. The competition for educated, motivated employees has never been more intense and is likely not to ease in the foreseeable future.

     We are in a competitive world, and to continue to be successful we must respond to that competition. Simply put, to hire and retain the best employees, Cognex must either substantially increase the cash compensation paid to them or we must continue on our proven successful path of creating employee stockholders through the granting of stock options. Unlike the immediate dilutive effect on Earnings Per Share ("EPS") caused by increases in compensation, grants of stock options have no effect on EPS until our stock increases in value beyond the option exercise price. No pain unless there is gain!

     While it may be true that Cognex has a higher percentage of outstanding stock options than some companies, it is also true that Cognex has consistently outperformed our peers. Forty-three successive quarters of profitability. Average net income of 25% (as a percent of sales) for the last 10 years. 38% compound growth in both revenue and profits over the last 5 years. We made it happen, and we will continue to work hard to make it happen in the future. But we will only be successful in our endeavors if you, the stockholders, continue to allow me to build and motivate the Cognex team by continuing to grant them stock options.

     What about the dilutive effect of all of these options on EPS? Well, EPS is calculated by dividing the company's Net Income by the number of shares outstanding. If there are more shares outstanding . . . and if the earnings stay the same . . . then, obviously, EPS decreases. But, at Cognex we have successfully used stock options to motivate our employees to increase earnings! So any slight increase in the number of shares outstanding due to stock options has, in the past, been more than compensated for by an increase in the earnings. The net effect has been an increase in EPS.

     In the past, when Cognex needed additional options . . . about every five years or so . . . we went to the stockholders and asked them to approve additional shares, and in the past you have agreed. The process of contacting shareholders is both time consuming and very expensive. In response to this increasing burden, this year we are proposing a new stock option plan that would adopt what is termed an "Evergreen Plan." I am requesting your support and vote in favor of this plan that will provide Cognex with the necessary tools to maintain and attract the best and brightest employees. Once approved, this plan will provide that every year on January 1st, there will be a sufficient number of options in the pool for the coming year. Please read the enclosed description of the plan which has been recommended, unanimously, for approval by the Board of Directors.

     As Cognex's largest shareholder, you can be sure that I am strongly motivated to protect shareholders' interests. My goal is the same as yours . . . to increase shareholder value. Please help to ensure our continued success by voting YES on Item 4 either in person at the upcoming shareholder meeting (10:00 a.m. on April 21, 1998 at the Offices of Hutchins, Wheeler & Dittmar, Suite 3100, 101 Federal Street, Boston, Massachusetts) or by mailing in the enclosed Proxy card.

                                          Sincerely,

                                          /s/ Robert J. Shillman

                                          Robert J. Shillman
                                          President, Chief Executive Officer,
                                          and Chairman of the Board

                               COGNEX CORPORATION

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                    THE 1998 ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 21, 1998

To the Stockholders:

     A Special Meeting of the Stockholders of COGNEX CORPORATION in lieu of the 1998 Annual Meeting will be held on Tuesday, April 21, 1998, at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3100, 101 Federal Street, Boston, Massachusetts, for the following purposes:

          1. To elect Robert J. Shillman to serve as Director for a term of three years as more fully described in the accompanying Proxy Statement.

          2. To elect Anthony Sun to serve as Director for a term of three years as more fully described in the accompanying Proxy Statement.

          3. To approve the Cognex Corporation 1998 Non-Employee Director Stock Option Plan.

          4.  To approve the Cognex Corporation 1998 Stock Incentive Plan.

          5. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 12, 1998, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts
March 17, 1998

                               COGNEX CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cognex Corporation (the "Corporation") for use at the Special Meeting of Stockholders in Lieu of the 1998 Annual Meeting to be held on Tuesday, April 21, 1998, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is March 17, 1998.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. Both abstentions and broker "non-votes" are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker "non-votes" are not counted as votes cast or shares voting.

     The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

     The Corporation's principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, telephone number (508) 650-3000.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 12, 1998, are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 41,841,119 shares of Common Stock, par value $.002 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     Pursuant to Massachusetts law, the Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose terms expire at this meeting, be elected to serve a term of three years and until their successors are duly elected and qualified or until they sooner die, resign or are removed. The Corporation presently has a Board of Directors of five members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of

Directors may recommend. The nominees are not related to any Executive Officer of the Corporation or its subsidiaries.

                                                  YEAR FIRST
                                                  ELECTED A    POSITION WITH THE CORPORATION OR PRINCIPAL
             NAME OF NOMINEE                AGE    DIRECTOR       OCCUPATION DURING THE PAST FIVE YEARS
             ---------------                ---   ----------   ------------------------------------------
NOMINATED FOR A TERM ENDING IN 2001:

Robert J. Shillman........................  51       1981      Since 1981, President, Chief Executive
                                                               Officer and Chairman of the Board of the
                                                               Corporation.

Anthony Sun...............................  45       1982      Since 1979, general partner of Venrock
                                                               Associates, a venture capital partnership.
                                                               Mr. Sun also serves as a Director of Award
                                                               Software International, Inc., Inference
                                                               Corp., Worldtalk Communications Corp.,
                                                               Komag, Inc., 3Dfx Interactive, Inc., and
                                                               several private companies.
SERVING A TERM ENDING IN 2000:

Reuben Wasserman..........................  68       1990      Since 1985, serves as an independent
                                                               business consultant serving corporations
                                                               and venture capital firms. Prior to 1985
                                                               was Vice President of Strategic Planning
                                                               for Gould, Inc. Also, a director of AMR,
                                                               Inc., Mitech Corp., FASTech Integration,
                                                               Inc., and Pacer Electronics, Inc. and
                                                               Executive Advisor to Andover Controls Corp.
                                                               and PCT, Inc.
SERVING A TERM ENDING IN 1999:

William Krivsky...........................  68       1985      Since 1994, Principal of Kellogg, Krivsky &
                                                               Buttler, Inc. From 1986 to 1994, Executive
                                                               Vice President of Bird Corporation, a
                                                               manufacturer and distributor of building
                                                               materials and products and a provider of
                                                               environmental services. Previously, he had
                                                               served as CEO of Velcro Industries, N.V.
                                                               Mr. Krivsky also serves as a Director of
                                                               Hitchiner Manufacturing Corporation.

Jerald Fishman............................  52       1988      Since 1971, held various management
                                                               positions at, and since 1996, President and
                                                               Chief Executive Officer of Analog Devices.
                                                               Mr. Fishman also serves as a member of the
                                                               Board of Directors of Kollmorgen Corp. and
                                                               Aware, Inc.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1997, there were five meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee. Each non-employee Director received compensation in the amount of $7,000 for the fiscal year plus an additional $1,500 for each meeting attended. Each non-employee Director who served on a committee of the Board of Directors in 1997 received an annual fee of $2,000 per committee on which he served. In addition to such fees, the Corporation paid $1,083 to Mr. Wasserman for payment for consulting fees.

     The Board of Directors has a Compensation/Stock Option Committee whose members are William Krivsky and Anthony Sun, Chairman. The Compensation/Stock Option Committee determines the compensation to be paid to key officers of the Corporation and administers the Corporation's Stock Option Plans. The Compensation/Stock Option Committee met on a total of five occasions in 1997.

     The Corporation also has an Audit Committee whose present members are Reuben Wasserman and William Krivsky, Chairman. The Audit Committee reviews with the Corporation's independent auditors the scope of the audit for the year, the results of the audit when compared and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1997 there were two meetings of the Audit Committee.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows as of March 1, 1998, any person who is known by the Corporation to be the beneficial owner of more than five percent of any class of voting securities of the Corporation. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                              AMOUNT AND
                                                              NATURE OF
     NAME AND ADDRESS                                         BENEFICIAL            PERCENT OF
   OF BENEFICIAL OWNER                                        OWNERSHIP               CLASS
   -------------------                                        ----------            ----------
Robert J. Shillman..........................................  7,123,456(1)             17.0%
Cognex Corporation
One Vision Drive
Natick, MA 01760

J & W Seligman & Co., Inc...................................  4,915,108(2)             11.8%
100 Park Avenue
New York, NY

Pilgrim Baxter & Associates, Ltd............................  3,522,900(2)              8.4%
825 Duportail Road
Wayne, PA 19087

---------------

(1) Includes 3,000,000 shares held by the Robert J. Shillman 1990 Irrevocable Trust, and 700 shares held by Mr. Shillman's wife. Mr. Shillman disclaims beneficial ownership of such shares. Includes also 340,000 shares which Mr. Shillman has the right to acquire upon the exercise of outstanding options exercisable currently or within 60 days.

(2) According to Schedule 13G filed for the quarter ended December 31, 1997.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following information is furnished as of March 1, 1998, with respect to Common Stock of the Corporation beneficially owned within the meaning of Rule 13d-3 by all Directors of the Corporation and nominees, and by all Directors and Executive Officers of the Corporation as a group. Unless otherwise indicated, the individuals named held sole voting and investment power over the shares listed below.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL            PERCENT OF
      NAME                                                    OWNERSHIP               CLASS
      ----                                                    ----------            ----------
Robert J. Shillman..........................................  7,123,456(1)(2)          17.0%
Anthony Sun.................................................    202,288(1)                *
Reuben Wasserman............................................     24,000(1)                *
William Krivsky.............................................     20,694                   *
Patrick Alias...............................................    127,929(1)                *
John J. Rogers Jr...........................................    132,425(1)                *
Glenn Wienkoop..............................................     33,000(1)                *
Jerald Fishman..............................................          0                   *
All Directors and Executive Officers as a group
  (8 persons)...............................................  7,663,792(1)(3)

---------------

  * Less than 1%.

(1) Includes the following shares which the specified individual has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days: Mr. Shillman, 340,000 shares; Mr. Sun, 80,000 shares; Mr. Wasserman, 24,000 shares; Mr. Alias, 124,000 shares; Mr. Rogers, 132,000 shares; and Mr. Wienkoop 32,000 shares.

(2) See Footnote (1) under "Principal Holders of Voting Securities".

(3) Includes 732,000 shares which certain Directors and Executive Officers have the right to acquire upon the exercise of outstanding options, exercisable presently or within 60 days.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 6 shall not be incorporated by reference into any such filing.

                   COMPENSATION/STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation program is administered by the Compensation/Stock Option Committee (the "Committee"), which determines executive officer compensation annually. The Committee is composed of independent directors who are not employees of the Corporation and its determinations with respect to compensation for a fiscal year are made at the beginning of the fiscal year.

     In its deliberations, the Committee considers (i) the levels of responsibility assorted with each executive's position, (ii) the past performance of the individual executive, (iii) the extent to which any individual, departmental or Corporation-wide goals have been met, (iv) the overall competitive environment and the level of compensation necessary to attract and retain talented and motivated individuals in key positions, and (v) the recommendations of appropriate officers of the Corporation.

     The Corporation's compensation program utilizes a combination of base salaries, annual bonuses and stock option awards.

     In determining the base salaries paid to the Corporation's executive officers for the year ended December 31, 1997, the Committee considered, in particular, their levels of responsibility, salary increases awarded in the past, and the executive's experience and potential.

     The Committee views annual bonuses as a vehicle for rewarding executives for meeting performance objectives. The Committee establishes individual and corporate performance targets each year. Executive officers are eligible to receive annual cash bonuses upon achievement of such pre-determined performance targets. The annual bonuses for the fiscal year ended December 31, 1997 reflect the achievement of predetermined targets related to the Corporation's operating income, other Company metrics and individual goals.

     The Corporation's stock option program is intended to reward the participating executives for their efforts in building shareholder value and improving corporate performance over the long term. The stock option program also promotes the retention of talented executives. In determining the number of options granted to executive officers, the Committee takes into consideration options granted to such executives in previous years and the potential value which may be realized upon exercise of the options as a result of appreciation of the Corporation's stock during the option term.

     In 1993, the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. The Committee intends to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

COMPENSATION OF ROBERT J. SHILLMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN

     The Committee established the compensation of Robert J. Shillman, the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation for the fiscal year ended December 31, 1997, using the same criteria that were used to determine the compensation of other executive officers as described above. Mr. Shillman's base compensation was increased approximately 1% in general recognition of his level of responsibility and his individual efforts for the benefit of the Corporation. Mr. Shillman's annual bonus of $326,570, for the fiscal year ended December 31, 1997, was based upon the achievement by the Corporation of pre-determined targets with respect to operating income and is intended to reward Mr. Shillman for his role in the achievement of that objective. It should be noted that the Corporation's operating income for the year ended December 31, 1997 increased 35% over operating income for the year ended December 31, 1996.

     The foregoing report has been approved by all members of the Committee.


                                        COMPENSATION/STOCK OPTION COMMITTEE


                                        Anthony Sun, Chairman
                                        William Krivsky

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                    PERFORMANCE GRAPH FOR COGNEX CORPORATION

                                                                                   NASDAQ
                                                                  NASDAQ           COMPUTER
                                                                  STOCK            AND DATA
MEASUREMENT PERIOD                                COGNEX          MARKET (US       PROCESSING
(FISCAL YEAR COVERED)                          CORPORATION        COMPANIES)        STOCKS
12/31/92                                          100.0             100.0           100.0
12/31/93                                          149.4             114.8           105.8
12/31/94                                          260.8             112.2           128.5
12/31/95                                          703.8             158.7           195.7
12/31/96                                          374.7             195.2           241.5
12/31/97                                          551.9             239.5           296.7

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Messrs. Krivsky and Sun served as members of the Compensation/Stock Option Committee during fiscal 1997. Mr. Sun served as President of Cognex Technology and Investment Corporation, a subsidiary of the Corporation, during fiscal 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's Executive Officers whose total annual salary and bonus exceeded $100,000 for all services rendered in a11 capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION
                                              ANNUAL                   AWARDS
                                           COMPENSATION             -------------
            NAME AND               -----------------------------    STOCK OPTIONS       ALL OTHER
       PRINCIPAL POSITION          YEAR    SALARY(1)    BONUS(1)      (SHARES)       COMPENSATION(2)
       ------------------          ----    ---------    --------    -------------    ---------------
Robert J. Shillman...............  1997    $197,977     $326,570             0           $ 1,440
President & CEO                    1996     196,477            0             0             1,265
                                   1995     188,842      243,812(3)          0               870

Patrick Alias....................  1997    $194,142     $184,700             0           $ 1,440
Executive Vice President,          1996     191,515            0             0             1,440
Sales and Marketing                1995     183,789      179,814(3)          0             1,111

Glenn Wienkoop...................  1997    $144,615     $ 38,614       290,000           $49,403(5)
Executive Vice President of
Subsidiary Operations

John J. Rogers, Jr...............  1997    $163,354     $160,499             0           $   328
Chief Financial Officer,           1996     133,152            0        90,000               287
Executive Vice President,          1995     128,077       56,230(3)    100,000(4)            271
  Treasurer

---------------

(1) Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.

(2) Amounts included are for insurance premiums paid by the Corporation for the benefit of the named Executive Officer.

(3) The 1995 earned bonuses of Mr. Shillman, Mr. Alias, and Mr. Rogers consisted of cash of $110,000, $76,000, and $45,000, respectively, and a restricted common stock grant of 5,064, 3,929, and 425 shares, respectively. The restricted stock award carries a two year restriction period during which the shares may not be sold or otherwise transferred.

(4) Includes 100,000 options granted that were later revoked and terminated by the Board of Directors.

(5) Includes transition payments of $48,461 in accordance with an employment agreement with the Corporation.

               COGNEX CORPORATION 1993 STOCK OPTION PLAN AND THE
          1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND CLERK

     The Cognex Corporation 1993 Stock Option Plan (the "1993 Option Plan") was adopted by the Board of Directors on December 14, 1993 and by the shareholders on April 26, 1994, and was amended upon the approval of the Board of Directors on November 14, 1995 and the shareholders on April 23, 1996. The Cognex 1993 Stock Option Plan for Non-Employee Directors and Clerk (the "1993 Non-Employee Plan") was adopted by Board of Directors on December 14, 1993 and the shareholders on April 26, 1994. On December 16, 1997, the 1993 Stock Option Plan, as amended, and the 1993 Non-Employee Plan were amended by the Board of Directors to allow for the transferability of certain options to (i) spouses or children of the optionee or (ii) trusts for the benefit of the optionee or for the benefit of the optionee, the optionee's children or the optionee's spouse.

     Copies of the 1993 Option Plan and the 1993 Non-Employee Plan are available from the Clerk of the Corporation upon request.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1997 to the named Executive Officers. Pursuant to applicable regulations of the Securities and Exchange Commission, the following table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to the end of the option terms.

                                                                                    POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                          -----------------------------------------                    ANNUAL RATES OF
                          NUMBER OF    PERCENTAGE OF                                     STOCK PRICE
                          SECURITIES   TOTAL OPTIONS                                  APPRECIATION FOR
                          UNDERLYING     GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                           OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION       ---------------
NAME                       GRANTED      FISCAL 1997     (PER SHARE)      DATE          5%          10%
----                      ----------   -------------    -----------   ----------       --          ---
Glenn Wienkoop..........    160,000(2)     11.21%         $20.25       4/14/07     $2,037,616   $5,163,728
Executive Vice              100,000(3)      7.01%         $20.25       4/14/12     $2,184,830   $6,433,930
President of Subsidiary      10,000(4)       .70%         $20.25       4/14/07     $  127,351   $  322,733
Operations                   20,000(4)      1.40%         $20.25       4/14/07     $  254,702   $  645,466

---------------

(1) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Corporation's Common Stock. There can be no assurance that the values reflected in this table will be achieved.

(2) Options have a ten year term and vest at the rate of 20% per year over a five year period commencing one year from the date of grant.

(3) Options have a fifteen year term and vest at the rate of 20% per year over a five year period commencing five years from the date of grant.

(4) Options have a ten year term and vest according to performance metrics set by the Corporation.

                      AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEAR AND 12/31/97 OPTION VALUES

     The following table provides information on option exercises and on the value of the named Executive Officers' unexercised options at December 31, 1997.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                        OPTIONS AT 12/31/97         OPTIONS AT 12/31/97(1)
                               ACQUIRED        VALUE      ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Robert J. Shillman..........    100,000     $2,179,950      212,000        428,000      $4,355,000     $8,495,000
President & CEO

Patrick Alias...............     76,000     $2,138,202      108,000        336,000      $2,233,740     $6,660,000
Executive Vice President,
Sales and Marketing

Glenn Wienkoop..............          0     $        0            0        290,000      $        0     $2,030,000
Executive Vice President of
Subsidiary Operations

John J. Rogers, Jr..........     50,000     $1,430,761       92,000        303,000      $1,457,180     $5,418,850
Chief Financial Officer,
Executive Vice President,
Treasurer

---------------

(1) Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Corporation's Common Stock on NASDAQ National Market System on December 31, 1997.

(2) Value realized on exercise represents difference between the exercise prices of the stock options and the trading price of the Corporation's Common Stock on NASDAQ National Market System on the date of exercise.

            APPROVAL OF 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     There will be presented at the meeting a proposal to approve the Cognex Corporation 1998 Non-Employee Director Stock Option Plan (the "1998 Non-Employee Plan") which was adopted by the Board of Directors on February 28, 1998. The 1998 Non-Employee Plan is intended to attract and retain the services of experienced and knowledgeable independent Directors who are not employees of the Corporation through continuing ownership of its Common Stock. Under NASDAQ regulations, any plan for over 25,000 shares, any of which may be granted to a Director, is to be approved by the stockholders.

     The Board of Directors recommends that the stockholders approve the 1998 Non-Employee Plan. The affirmative vote of the holders of at least a majority of a quorum of the Corporation's Common Stock voting in person or by proxy at the meeting will be required for such approval. Set forth below is a summary of the principal provisions of the 1998 Non-Employee Plan. A copy of the entire Plan is available from the Clerk of the Corporation upon request.

     Terms and Provisions of Options. The 1998 Non-Employee Plan provides for the grant of non-qualified options not intended to meet the requirements of
Section 422 of the Code for the purchase of the Corporation's Common Stock by each of the current non-employee Directors of the Corporation and by each other person who is duly elected as a non-employee Director of the Corporation subjected to availability of shares under the 1998 Non-Employee Plan. The maximum number of shares for which options may be granted under the 1998 Non-Employee Plan is 250,000 shares, subject to adjustment for capital changes. The exercise price for options granted under the 1998 Non-Employee Plan to the four current non-employee directors of the Corporation is $23.75 per share. The exercise price for options granted to any subsequently elected non-employee director under the 1998 Non-Employee Plan shall be the mean between the high and low sales prices of the Corporation's Common Stock on the NASDAQ National Market System as reported in the Wall Street Journal on the date of the grant for the immediately preceding business day, provided that if the Common Stock is not the listed on the NASDAQ National Market System, the exercise price shall be the fair market value as determined by the Board of Directors.

     The options shall not be exercisable prior to the vesting date of such options. Options granted to Messrs. Krivsky, Sun and Wasserman shall be exercisable on December 14, 2000 with respect to 10,000 of the shares. The remaining shares shall be exercisable on each of the following three anniversary dates thereafter, with an additional 10,000 shares vesting on each such anniversary. Options granted to Mr. Fishman shall be exercisable with respect to 10,000 shares on each of January 26, 2004 and January 26, 2005.

     Options granted under the 1998 Non-Employee Plan generally are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, except that an optionee may transfer options granted under the 1998 Non-Employee Plan to the optionee's spouse or children or to a trust for the benefit of the optionee or the optionee's spouse or children.

     The exercise price of options granted thereunder must be paid in full upon exercise. Payment may be made in cash or shares of the Common Stock of the Corporation already owned for a period of six months by the person exercising such option, or in some combination thereof.

     In the event of the death of an optionee, the option granted to such optionee may be exercised, to the extent the optionee was entitled to do so on the date of such optionee's death by the estate of such optionee or by any person or persons who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of such optionee. Such option may be exercised at any time within one (1) year after the date of death of such optionee, at which time the option shall terminate, or prior to the date on which the option otherwise expires by its terms, whichever is earlier.

     If the optionee ceases to be a director of the Corporation because the optionee has become permanently disabled, the option granted to such optionee may be exercised by the optionee, to the extent the optionee was entitled to do so on the date such optionee ceases to be a director. Such option may be exercised at any time within six months after the date the optionee ceases to be a director, at which time the option shall terminate, or prior to the date on which the option otherwise expires by its terms, whichever is earlier.

     The 1998 Non-Employee Plan provides that the number of shares issuable thereunder shall be adjusted to prevent dilution in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or stock dividend.

     The 1998 Non-Employee Plan will terminate ten years from the date upon which it is approved by the stockholders, but the Board of Directors may at any time terminate, modify or amend the Plan as it deems advisable.

     Change of Control. In the event the Corporation undergoes a change of control (as defined in the plan) the 1998 Non-Employee Plan provides for acceleration of the options upon such change of control.

     Under the terms of the 1998 Non-Employee Plan, each of the existing non-employee directors were granted options. Options to purchase 20,000 shares of the Corporation's Common Stock were granted to Mr. Fishman at an exercise price of $23.75. Options to purchase 40,000 shares of the Corporation's Common Stock were granted to each of Messrs. Krivsky, Sun and Wasserman at an exercise price of $23.75 per share.

Mr. Fishman was previously granted 40,000 shares under the 1993 Non-Employee Plan, coinciding with his appointment to the Board of Directors.

            APPROVAL OF COGNEX CORPORATION 1998 STOCK INCENTIVE PLAN

     There will be presented at the meeting a proposal to approve the Cognex Corporation 1998 Stock Incentive Plan (the "1998 Incentive Plan"), which was adopted by the Corporation's Board of Directors on March 9, 1998. The Board of Directors recommends that the Stockholders approve the 1998 Incentive Plan. The affirmative vote of the holders of at least a majority of a quorum of the voting stock of the Corporation voting in person or by proxy at the meeting will be required for such approval. Set forth below is a summary of the principal provisions of the 1998 Incentive Plan. A copy of the entire plan is available from the Clerk of the Corporation upon request.

     The 1998 Incentive Plan permits the grant of stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified options which are not intended to meet the requirements of the Code, and stock awards. The maximum number of the shares of the Corporation's Common Stock available for stock options and stock awards granted under the 1998 Incentive Plan through December 31, 1998 is 1,700,000 shares of Common Stock. In addition, effective January 1, 1999 and each January 1 thereafter during the term of the 1998 Incentive Plan, the number of shares of Common Stock available for grants of stock options and stock awards made after such January 1 shall be increased automatically to an amount equal to 4.5% of the total number of issued and outstanding shares of Common Stock (including shares held in treasury) as of the close of business on December 31 of the preceding year. Effective January 1, 1999 and effective on each succeeding January 1 thereafter during the term of the 1998 Incentive Plan, the Board of Directors shall reserve for issuance thereunder such number of shares of Common Stock as is equal to the sum of (i) the number of shares of Common Stock issuable upon the exercise of options then outstanding under the 1998 Incentive Plan; and (ii) the number of shares of Common Stock resulting from the calculation described in the previous sentence. Nevertheless, the maximum cumulative number of shares of Common Stock available for grants of incentive stock options under the 1998 Incentive Plan shall be 1,500,000 shares. The maximum number of shares of Common Stock available for grants is subject to adjustment for capital changes. Shares issued under the 1998 Incentive Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury. To the extent that any stock option lapses, terminates, expires or otherwise is canceled without the issuance of shares of Common Stock, or any stock award is settled in cash, the shares of Common Stock covered by such option or award shall again be available for the granting of stock options or awards under the 1998 Incentive Plan.

     Following approval of the 1998 Incentive Plan by the stockholders, no further options will be granted under the Corporation's 1993 Stock Option Plan.

     Administration. At the discretion of the Corporation's Board of Directors, the 1998 Incentive Plan is administered either (i) by the full Board of Directors of the Corporation or (ii) by a Committee (the "Committee") consisting of two or more members of the Corporation's Board of Directors. The Present members of the Committee are Anthony Sun and William Krivsky. If the Board administers the 1998 Incentive Plan, references to the Committee include the Board. The Committee has the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 1998 Incentive Plan.

     Termination and Amendment. Unless sooner terminated, the 1998 Incentive Plan shall terminate ten years from March 9, 1998, the date upon which it was adopted by the Board of Directors of the Corporation. The Board of Directors may at any time terminate the 1998 Incentive Plan or make such modification or amendment thereof as it deems advisable; provided however that the Board of Directors may not, without the approval of the shareholders of the Corporation, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 1998 Incentive Plan. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided however that without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

     Eligibility to Participate. Options designated as incentive stock options may be granted only to employees of the Corporation or any subsidiary. Non-qualified options may be granted to any officer, employee, consultant or director of the Corporation or any of its subsidiaries. No option designated as an incentive stock option shall be granted to any employee of the Corporation or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the combined voting power of all classes of stock of the Corporation or a parent or a subsidiary, unless the purchase price for the stock under such option is at least 110% of its fair market value at the time the option is granted and the option, by its terms is not exercisable more than 5 years from the date it is granted.

     The maximum number of shares of the Corporation's Common Stock with respect to which an option or options may be granted to any employee in any calendar year shall not exceed 500,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year.

     Terms and Provisions of Options. Options granted under the 1998 Incentive Plan are exercisable at such times and during such period as is set forth in the option agreement, but no incentive stock option granted under the 1998 Incentive Plan can have a term in excess of 10 years from the date of grant, and no non-qualified stock option granted under the 1998 Incentive Plan can have a term in excess of 15 years from the date of grant. The option agreement may contain such provisions and conditions as may be determined by the Committee. The option exercise price for options designated as non-qualified stock options granted under the 1998 Incentive Plan is determined by the Committee. The option exercise price for incentive stock options granted under the 1998 Incentive Plan shall be no less than fair market value of the Common Stock of the Corporation at the time the option is granted. Options granted under the 1998 Incentive Plan may provide for the payment of the exercise price by delivery of cash or shares of Common Stock of the Corporation owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or any combination thereof, provided however that the payment of the exercise price by delivery of shares of Common Stock of the Corporation owned by the optionee may be made only if the payment does not result in a charge to earnings for financial accounting purposes, as determined by the Committee.

     The right of any optionee to exercise an option granted to him or her shall not be assignable or transferable by the optionee otherwise and by will or the laws of descent and distribution, except that an optionee may transfer options that are not incentive stock options to the optionee's spouse or children or to a trust for the benefit of the optionee or the optionee's spouse or children. Incentive stock options are exercisable during the lifetime of the optionee only by the optionee. Any option granted under the 1998 Incentive Plan is null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as otherwise provided in the 1998 Incentive Plan.

     An option granted to any employee optionee who ceases to be an employee of the Corporation or one of its subsidiaries shall terminate on the seventh business day after the date such optionee ceases to be an employee of the Corporation or one of its subsidiaries. If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such an option will terminate immediately on the date the optionee ceases to be an employee of the Corporation or one of its subsidiaries. If such termination of employment is because the optionee has become permanently disabled, the option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee. In the event of the death of the optionee, the option shall terminate on the last day of the twelfth month from the date of death. In no event shall an option be exercisable after the date upon which it expires by its terms. The Committee has the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee's employment had occurred.

     An option granted to an employee optionee who ceases to be an employee of the Corporation or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Corporation or one of its subsidiaries. In the event of the death of any optionee, the option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

     Recapitalization; Reorganization; Change of Control. The 1998 Incentive Plan provides that the number and kind of shares as to which options or stock awards may be granted thereunder and as to which outstanding options or awards then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock. In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any sale or conveyance to another entity of all or substantially all of the property and assets of the Corporation or a Change of Control as defined in the 1998 Incentive Plan, the purchaser of the Corporation's assets or stock may deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Corporation as a result of the sale, conveyance or Change of Control or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change of Control, less the option price therefor.

     The Committee shall also have the power to accelerate the exercisability of any options, notwithstanding any limitations in the 1998 Incentive Plan or in the option agreement, upon such a sale, conveyance or Change of Control (as defined in the Plan). Upon such a sale, conveyance or a Change of Control the Committee may, in its sole discretion, amend any award agreement issued under the 1998 Incentive Plan in such manner as it deems appropriate, including without limitation, by amendments that advance the dates upon which any or all outstanding awards shall become free of restrictions or shall become issued or payable, or that advance the dates upon which any or all outstanding awards shall terminate.

     Upon dissolution or liquidation of the Corporation, all options granted under the 1998 Incentive Plan shall terminate, but each optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable. The Committee shall have the right to accelerate the vesting of any award or take such other action with respect thereto as the Committee shall in its sole discretion determine in the event of any contemplated dissolution or liquidation of the Corporation.

     Stock Awards. The Committee may grant, subject to the limitation on the number of shares of Common Stock available under the plan, stock awards to employees of and other key individuals engaged to provide services to the Corporation and its subsidiaries. A stock award may be made in stock or denominated in stock subject to final settlement in cash or stock. Each stock award granted will be subject to such terms and conditions as the Committee, in its sole discretion, shall determine and establish.

     The high and low sales prices of the Corporation's Common Stock on the Nasdaq National Market on March 12, 1998 were $22.25 and $21.75, respectively.

                       TAX EFFECTS OF PLAN PARTICIPATION

     Options granted under the 1998 Incentive Plan are intended to be either incentive stock options, as defined in Section 422 of the Code, or non-qualified stock options. Options under the 1998 Non-Employee Plan are intended to be non-qualified stock options.

     Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer and for more than two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.

     In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will realize ordinary income to the extent of the lesser of
(i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option in such event will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

     For alternative minimum tax purposes, generally, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax of the optionee on future income including gain upon eventual disposition of the stock.

     The Corporation will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition by the optionee of shares acquired upon exercise of the incentive stock option, the Corporation will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

     Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Corporation will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

     Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Corporation.

     The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Corporation as two transactions. First, there will be a tax-free exchange of the old shares for a like amount of new shares under Section 1036 of the Code, with the new shares retaining the basis and holding periods of the old shares. Second, the issuance of additional new shares (representing the spread between the fair market value of all the new shares and the option price) is taxable to the employee as ordinary income under
Section 83 of the Code, as is the case with any non-qualified option. The new shares will have a basis equal to the spread between the fair market value of the new shares and the option price.

     The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

     Stock Awards. An employee who receives an award of stock that is not subject to a substantial risk of forfeiture will recognize ordinary income on the award date in an amount equal to the fair market value of the stock on the award date less the purchase price, if any, paid for such stock. If the stock is subject to a substantial risk of forfeiture, the employee will recognize ordinary income on the date such forfeiture restriction lapses in an amount equal to the fair market value of stock on that date less the purchase price, if any, paid for such stock, unless the employee makes a so-called Section 83(b) election. If a Section 83(b) election is made, the employee will recognize ordinary income on the award date in an amount equal to the fair market value of the stock on the award date less the purchase price, if any, paid for such stock. Income tax withholding will be required by the Corporation with respect to income recognized by the employee. The employee's basis in a stock award will include the cost of such stock, if any, increased by the amount of income recognized by the employee. Upon eventual sale of the stock, the employee will recognize capital gain or loss, as the case may be, measured by the difference between the amount realized on the sale and the employee's basis in the stock.

     The Corporation will be allowed a deduction in an amount equal to the income recognized by the employee. The deduction will be allowed in the Corporation's tax year in which the date that the employee recognized such income occurs.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand, L.L.P. as independent auditors to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 1998.

     A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of Coopers & Lybrand, L.L.P. was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with.

               DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1999 must be received at the Corporation's principal executive offices in Natick, Massachusetts on or before November 27, 1998. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

     In addition to the Securities and Exchange Commission requirements regarding stockholder proposal, the Corporation's By-Laws contain provisions regarding matters to be brought before stockholder meetings. If stockholder proposals, including proposals regarding the election of Director, are to be considered at the 1999 Annual Meeting, notice of them whether or not they are included in the Corporation's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation on or before February 12, 1999.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.

                                  10-K REPORT

     THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO JOHN J. ROGERS, JR., COGNEX CORPORATION, ONE VISION DRIVE, NATICK, MASSACHUSETTS 01760.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposal specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                            By order of the Board of Directors

                                            ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts
March 17, 1998

                                                                 SKU# 1012-PS-98

                                  DETACH HERE

                                     PROXY

                               COGNEX CORPORATION

                           SPECIAL MEETING IN LIEU OF
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 1998

The undersigned hereby appoints Robert J. Shillman and Anthony J. Medaglia, Jr., and each of them, with full power of substitution, proxies to represent the undersigned at a Special Meeting in Lieu of the 1998 Annual Meeting of Stockholders of COGNEX CORPORATION to be held April 21, 1998 at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Suite 3100, Boston, Massachusetts, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of COGNEX CORPORATION standing in the name of the undersigned upon such business as may properly come before the meeting, including the following as set forth on the reverse side.


-----------                                                      -----------
SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                             SIDE
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


/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED, SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS 3 AND 4.
                           FOR       WITHHELD
1. Election of Director.   / /         / /
   NOMINEE:
   Robert J. Shillman
                                               MARK HERE IF   / /
                                                YOU PLAN TO
                                                 ATTEND THE
                                                  MEETING
                           FOR       WITHHELD
2. Election of Director.   / /         / /     MARK HERE IF   / /
   NOMINEE:                                     YOU PLAN TO
   Anthony Sun                                   ATTEND THE
                                                  MEETING



                                             FOR       AGAINST    ABSTAIN
3. Approval of Cognex Corporation            / /         / /        / /
   1998 Non-Employee Director Stock
   Option Plan.

                                            FOR       AGAINST    ABSTAIN
4. Approval of Cognex Corporation           / /         / /        / /
   1998 Stock Incentive Plan.


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN
IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND
THE MEETING IN PERSON.

Please sign exactly as your name(s) appear(s) on the Proxy.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:___________________Date:_______ Signature:_______________Date:________